EXHIBIT 10.3

1347 PROPERTY INSURANCE HOLDINGS, INC.
2014 EQUITY INCENTIVE PLAN

I.           INTRODUCTION

1.1           Purposes. The purposes of the 1347 Property Insurance Holdings, Inc. 2014 Equity Incentive Plan (this “Plan”) are (i) to align the interests of the Company’s shareholders and the recipients of awards under this Plan by increasing the proprietary interest of such recipients in the Company’s growth and success; (ii) to advance the interests of the Company by attracting and retaining officers and other employees; and (iii) to motivate such persons to act in the long-term best interests of the Company and its shareholders.

1.2           Certain Definitions.

“Agreement” shall mean the written or electronic agreement evidencing an award hereunder between the Company and the recipient of such award.

“Board” shall mean the Board of Directors of the Company.

“Cause” shall mean a participant’s involuntary separation from employment for any of the following reasons: (i) an intentional act of fraud, embezzlement, theft or any other illegal or unethical act in connection with the performance of the participant’s duties as an employee of the Company that the Company determines, acting in good faith, has materially injured or is highly likely to materially injure the Company, or any other terminable offense under the Company's policies and practices; (ii) intentional damage to the Company’s assets; (iii) conviction of (or plea of nolo contendere to) any felony or other crime involving moral turpitude; (iv) improper, willful and material disclosure or use of the Company’s confidential information or other willful material breach of the participant’s duty of loyalty to the Company; (v) a willful, material violation of the Company’s policies and procedures as set out in its employee handbook or a material violation of the Company’s code of conduct that the Company determines, acting in good faith, has materially injured or is highly likely to materially injure the Company, monetarily or otherwise; or (vi) the participant’s willful failure or refusal to follow the lawful and good faith directions of the Company, as determined in good faith by the Company.

“Change in Control” shall have the meaning set forth in Section 3.8(b).

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Committee” shall mean the Committee designated by the Board or a subcommittee thereof, consisting of two or more members of the Board, each of whom shall be (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act; (ii) an “outside director” within the meaning of Section 162(m) of the Code; and (iii) “independent” within the meaning of the rules of The NASDAQ Stock Market or, if the Common Shares are not listed on The NASDAQ Stock Market, within the meaning of the rules of the principal stock exchange on which the Common Shares are then traded.

“Common Share” shall mean a common share of the Company, and all rights appurtenant thereto.

“Company” shall mean 1347 Property Insurance Holdings, Inc., a Delaware corporation, or any successor thereto.

“Corporate Transaction” shall have the meaning set forth in Section 3.8(b).

“Disability” shall mean the inability of a participant to continue employment with the Company or a Subsidiary due to a long-term disability for which benefits are claimed or received under an insurance plan established by the Company or a Subsidiary.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Expiration Date” shall mean the date on which a Stock Option expires pursuant to Section 2.2(d) of this Plan.

“Fair Market Value” shall mean the closing transaction price of a Common Share as reported on The NASDAQ Stock Market on the date as of which such value is being determined or, if the Common Shares are not listed on The NASDAQ Stock Market, the closing transaction price of a Common Share on the principal national stock exchange on which the Common Shares are traded on the date as of which such value is being determined or, if there shall be no reported transactions for such date, on the next preceding date for which transactions were reported; provided, however, that if the Common Shares are not listed on a national stock exchange or if Fair Market Value for any date cannot be so determined, Fair Market Value shall be determined by the Committee by whatever means or method as the Committee, in the good faith exercise of its discretion, shall at such time deem appropriate and in compliance with Section 409A of the Code.

“Incumbent Board” shall have the meaning set forth in Section 3.8(b).

“Outstanding Common Shares” shall have the meaning set forth in Section 3.8(b).

“Outstanding Voting Securities” shall have the meaning set forth in Section 3.8(b).

“Person” shall have the meaning set forth in Section 3.8(b).

“Stock Option” shall mean an option to purchase Common Shares which is granted pursuant to Article II.

“Subsidiary” shall mean any corporation, limited liability company, partnership, joint venture or similar entity in which the Company owns, directly or indirectly, an equity interest possessing more than 50% of the combined voting power of the total outstanding equity interests of such entity.

“Tax Date” shall have the meaning set forth in Section 3.5.

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1.3           Administration. This Plan shall be administered by the Committee. Stock Options may be awarded under this Plan to eligible persons described in Section 1.4 below. The Committee shall, subject to the terms of this Plan, select eligible persons for participation in this Plan and determine the form, amount and timing of each award to such persons and the number of Stock Options, the exercise price associated with the award, the time and conditions of exercise or settlement of the award and all other terms and conditions of the award, including, without limitation, the form of the Agreement evidencing the award. The Committee may, in its sole discretion and for any reason at any time, take action such that all or a portion of any outstanding Stock Option shall become vested. The Committee shall, subject to the terms of this Plan, interpret this Plan and the application thereof, establish rules and regulations it deems necessary or desirable for the administration of this Plan and may impose, incidental to the grant of an award, conditions with respect to the award, such as limiting competitive employment or other activities. All such interpretations, rules, regulations and conditions shall be conclusive and binding on all parties.

The Committee may delegate some or all of its power and authority hereunder to the Board or, subject to applicable law, to the President and Chief Executive Officer or such other executive officer of the Company as the Committee deems appropriate; provided, however, that (i) the Committee may not delegate its power and authority to the Board or the President and Chief Executive Officer or other executive officer of the Company with regard to the grant of a Stock Option to any person who is a “covered employee” within the meaning of Section 162(m) of the Code or who, in the Committee’s judgment, is likely to be a covered employee at any time during the period a Stock Option to such employee would be outstanding and (ii) the Committee may not delegate its power and authority to the President and Chief Executive Officer or other executive officer of the Company with regard to the selection for participation in this Plan of an officer, director or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an award to such an officer, director or other person.

No member of the Board or Committee, and neither the President and Chief Executive Officer nor any other executive officer to whom the Committee delegates any of its power and authority hereunder, shall be liable for any act, omission, interpretation, construction or determination made in connection with this Plan in good faith, and the members of the Board and the Committee and the President and Chief Executive Officer or other executive officer shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys’ fees) arising therefrom to the full extent permitted by law (except as otherwise may be provided in the Company’s Articles of Incorporation and/or By-laws) and under any directors’ and officers’ liability insurance that may be in effect from time to time.

A majority of the Committee shall constitute a quorum. The acts of the Committee shall be either (i) acts of a majority of the members of the Committee present at any meeting at which a quorum is present or (ii) acts approved in writing by all of the members of the Committee without a meeting.

1.4           Eligibility. Participants in this Plan shall consist of directors and such officers and other employees of the Company and its Subsidiaries as the Committee in its sole discretion may select from time to time. The Committee’s selection of a person to participate in this Plan at any time shall not require the Committee to select such person to participate in this Plan at any other time. For purposes of this Plan, references to employment by the Company shall also mean employment by a Subsidiary and all references to employment shall also mean service to the Company as an independent contractor. The Committee shall determine, in its sole discretion, the extent to which a participant shall be considered employed during any periods during which such participant is on a leave of absence.

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1.5           Shares Available. Subject to adjustment as provided in Section 3.7, (i) five percent (5%) of the Common Shares outstanding as of the close of the Company's initial public offering (the "IPO") shall be available for Stock Options granted pursuant to Section 2.2 upon the close of IPO; and (ii) an additional five percent (5%) of outstanding Common Shares as of the close of the IPO shall be available for future grants. Of the Common Shares available pursuant to 1.5(i), Stock Options available for grant to directors of the Company shall not exceed two percent (2%) of outstanding Common Shares as of the close of the IPO, and the remainder, which shall not be less than three percent (3%), shall be available to grant to officers and key employees.

1.6           Per Person Limits. To the extent necessary for a Stock Option to be qualified performance-based compensation under Section 162(m) of the Code and the regulations thereunder, the maximum number of Common Shares with respect to which Stock Options may be granted during any fiscal year of the Company to any person shall be 575,000, subject to adjustment as provided in Section 3.7.

II.          STOCK OPTIONS

2.1           Stock Options. Subject to the limits set forth in Sections 1.5 and 1.6, the Committee may, in its discretion, grant Stock Options to purchase Common Shares to such eligible persons as may be selected by the Committee. The number of Common Shares subject to each Stock Option granted pursuant hereto shall be determined by the Committee in its sole discretion.

2.2           Terms Applicable to Stock Options. The Stock Options granted under Sections 2.1 of this Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

(a)          Nonqualified Options. The Stock Options are not intended to qualify as incentive stock options, within the meaning of Section 422 of the Code.

(b)          Exercise Price. The exercise price of each Stock Option granted pursuant to Section 1.5(i) shall be equal to the price of the Common Shares as of the close of the IPO. The exercise price of each Stock Option granted pursuant to Section 1.5(ii) shall bear a strike price at or above Fair Market Value, but in no event less than tangible book value per share.

(c)          Vesting and Exercisability.

i.            Vesting. Except for Stock Options granted to directors, each Stock Option granted pursuant to Section 1.5(i) shall vest in five equal installments. The first installment shall vest on the option grant date, with each succeeding installment vesting one (1) year from the date that the immediately preceding installment became exercisable. Stock Options shall vest pro-rata should the employee leave voluntarily, without Cause, or leaves employment due to a Disability. In the event of the death of the participant, the Stock Options shall fully vest. If a participant's employment with the Company is terminated for Cause, all Stock Options granted under the Plan shall terminate immediately. Stock Options awarded to directors will fully vest immediately on the grant date.

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ii.         Exercisability. An exercisable Stock Option, or portion thereof, may be exercised only with respect to whole Common Shares.

(d)          Expiration Date. Except to the extent earlier exercised pursuant to Section 2.3(e) of the Plan, each Stock Option granted pursuant to Section 1.5(i) shall terminate at 5:00 p.m., Central time, on the fifth anniversary of the grant date, given that the holder of such Stock Option remains in employment with the Company through such expiration date; provided that if the fifth anniversary of the grant date shall occur during or within 10 business days after a period (a “Black-out Period”) in which the participant is restricted from buying or selling Common Shares under the Company’s trading policy or applicable law, such Stock Option instead shall terminate on the 10th business day after the end of the Black-out Period. If the employee leaves voluntarily, without Cause, due to a disability, or in case of death, the Stock Option will expire 90 days from the date the employment ends.

(e)          Method of Exercise. A Stock Option granted pursuant to Section 1.5(i) may be exercised (i) by giving written notice to the Company specifying the number of whole Common Shares to be purchased and accompanying such notice with payment therefor in full (or arrangement made for such payment to the Company’s satisfaction) either (A) in cash or (B) in cash by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise, or such other forms as authorized by the Committee from time to time including without limitation tendering previously acquired shares or net settlement and (ii) by executing such documents as the Company may reasonably request. No Common Shares shall be issued and no certificate representing Common Shares shall be delivered until the full exercise price therefor and any withholding taxes thereon, as described in Section 3.5, have been paid (or arrangement made for such payment to the Company’s satisfaction).

(f)          The Committee shall have discretion in setting terms for the Stock Option granted pursuant to Section 1.5(ii).

2.3           No Repricing. Subject to Section 2.1, Section 3.7 and Section 3.8, the Committee shall not, without the approval of the shareholders of the Company, (i) reduce the exercise price of any previously granted Stock Option; (ii) cancel any previously granted Stock Option in exchange for another Stock Option with a lower exercise price; or (iii) cancel any previously granted Stock Option in exchange for cash or another award if the exercise price of such Stock Option exceeds the Fair Market Value of a Common Share on the date of such cancellation.

III.         GENERAL

3.1           Effective Date and Term of Plan. This Plan shall become effective as of the date on which the Plan was approved by the Board. This Plan shall terminate as of the date on which all of the shares available under Section 1.5 have become subject to awards granted under this Plan unless the Plan is terminated earlier by the Board. Termination of this Plan shall not affect the terms or conditions of any award granted prior to termination. Awards hereunder may be made at any time prior to the termination of this Plan.

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3.2           Amendments.

(a)          The Board may amend this Plan as it shall deem advisable; provided, however, that no amendment to the Plan shall be effective without the approval of the Company’s shareholders if shareholder approval is required by applicable law, rule or regulation, including Section 162(m) of the Code or any rule of The NASDAQ Stock Market or any other stock exchange on which the Common Shares are then traded; provided further, that no amendment may materially impair the rights of a holder of an outstanding award without the consent of such holder, except to the extent required by applicable law or regulatory requirements. Any amendment under this Section shall be subject to all necessary regulatory approvals.

(b)          Notwithstanding Section 3.2(a), no amendments to the Plan or an award agreement to:

(i)          reduce the exercise price of any Stock Options, or cancel and reissue any Stock Options so as to in effect reduce the exercise price (other than pursuant to Section 3.7 or 3.8 hereof);

(ii)         extend the date on which a Stock Option would otherwise expire without having been exercised, or on which it would be forfeited or terminated for the benefit of insiders;

(iii)        increase the fixed maximum number of Common Shares reserved for issuance under this Plan (including a change from a fixed maximum number of Common Shares to a fixed maximum percentage of Common Shares); or

(iv)        revise these amending provisions set forth in this Section 3.2;

shall be made without obtaining approval of the shareholders of the Company in accordance with the requirements of The NASDAQ Stock Market , as applicable.

(c)          No amendment, suspension or discontinuance of the Plan or of any award may contravene the requirements of The NASDAQ Stock Market or any other stock exchange on which the Common Shares are then traded, any securities commission or other regulatory body to which the Plan or the Company is now or may hereafter be subject to. Termination of the Plan shall not affect the ability of the Board to exercise the powers granted to it hereunder with respect to awards granted under the Plan prior to the date of such termination.

3.3           Agreement. Each award under this Plan shall be evidenced by an Agreement setting forth the terms and conditions applicable to such award. No award shall be valid until an Agreement is executed by the Company and, to the extent required by the Company, either executed by the recipient or accepted by the recipient by electronic means approved by the Company within the time period specified by the Company. Upon such execution or execution and electronic acceptance, and delivery of the Agreement to the Company, such award shall be effective as of the effective date set forth in the Agreement.

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3.4           Non-Transferability. No award shall be transferable other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Committee or, to the extent expressly permitted in the Agreement relating to such award, to the holder’s family members, a trust or entity established by the holder for estate planning purposes or a charitable organization designated by the holder, in each case, without consideration. Except to the extent permitted by the foregoing sentence or the Agreement relating to an award, each award may be exercised or settled during the holder’s lifetime only by the holder or the holder’s legal representative or similar person. Except as permitted by the second preceding sentence, no award may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any award, such award and all rights thereunder shall immediately become null and void.

3.5           Tax Withholding. The Company shall have the right to require, prior to the issuance or delivery of any Common Shares or the payment of any cash pursuant to an award made hereunder, payment by the holder of such award of any federal, state, local or other taxes which may be required to be withheld or paid in connection with such award. An Agreement may provide that (i) the Company shall withhold whole Common Shares which would otherwise be delivered to a holder, having an aggregate Fair Market Value determined as of the date the obligation to withhold or pay taxes arises in connection with an award (the “Tax Date”), or withhold an amount of cash which would otherwise be payable to a holder, in the amount necessary to satisfy any such obligation or (ii) the holder may satisfy any such obligation by any of the following means: (A) a cash payment to the Company; (B) delivery (either actual delivery or by attestation procedures established by the Company) to the Company of previously owned whole Common Shares having an aggregate Fair Market Value, determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation; (C) authorizing the Company to withhold whole Common Shares which would otherwise be delivered having an aggregate Fair Market Value, determined as of the Tax Date, or withhold an amount of cash which would otherwise be payable to a holder, equal to the amount necessary to satisfy any such obligation; (D) in the case of the exercise of a Stock Option, a cash payment by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (E) any combination of (A), (B) and (C), in each case to the extent permitted by the Committee. Common Shares to be delivered or withheld may not have an aggregate Fair Market Value in excess of the amount determined by applying the minimum statutory withholding rate. Any fraction of a Common Share which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the holder.

3.6           Restrictions on Shares. Each award made hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the Common Shares subject to such award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares thereunder, such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evidencing Common Shares delivered pursuant to any award made hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder, or other applicable securities laws.

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3.7           Adjustment. In the event of any equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation) that causes the per share value of Common Shares to change, such as a stock dividend, stock split, reverse stock split, spinoff, rights offering or recapitalization through an extraordinary dividend, the number and class of securities available under this Plan with respect to Stock Options, the terms of each outstanding Stock Option (including the number and class of securities subject to each outstanding Stock Option and the exercise price per share), and the maximum number of securities with respect to which Stock Options may be granted during any fiscal year of the Company to any one participant shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding Stock Options without an increase in the aggregate exercise price and in accordance with Section 409A of the Code. In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence shall be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights of participants. In either case, the decision of the Committee regarding any such adjustment shall be final, binding and conclusive.

3.8           Change in Control.

(a)          Upon a Change in Control:

(i)          the Board (as constituted immediately prior to such Change in Control) may in its discretion:

(A)         require that shares of stock of the corporation resulting from such Change in Control, or a parent corporation thereof, be substituted for some or all of the Common Shares subject to an outstanding Stock Option, with an appropriate and equitable adjustment to such award as shall be determined by the Board in accordance with Section 3.7; and/or

(B)         require outstanding Stock Options, in whole or in part, to be surrendered to the Company by the holder, and to be immediately cancelled by the Company, and to provide for the holder to receive (1) a cash payment in an amount equal to the aggregate number of Common Shares then subject to the portion of such Stock Option surrendered multiplied by the excess, if any, of the Fair Market Value of a Common Share as of the date of the Change in Control, over the exercise price per Common Share subject to such Stock Option; (2) shares of capital stock of the corporation resulting from or succeeding to the business of the Company pursuant to such Change in Control, or a parent corporation thereof, having a fair market value not less than the amount determined under clause (1) above; or (3) a combination of the payment of cash pursuant to clause (1) above and the issuance of shares pursuant to clause (2) above.

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(b)          A “Change in Control” means any of the following events:

(i)          the acquisition by any individual, entity or group (a “Person”), including any “person” within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of 50% or more of either (x) the then outstanding Common Shares (the “Outstanding Common Shares”) or (y) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Voting Securities”); excluding, however, the following: (A) any acquisition directly from the Company (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege unless the security being so exercised, converted or exchanged was acquired directly from the Company); (B) any acquisition by the Company; (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this Section 3.8(b); provided further, that for purposes of clause (B), if any Person (other than the Company or any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company) shall become the beneficial owner of 50% or more of the Outstanding Common Shares or 50% or more of the Outstanding Voting Securities by reason of an acquisition by the Company, and such Person shall, after such acquisition by the Company, become the beneficial owner of any additional shares of the Outstanding Common Shares or any additional Outstanding Voting Securities and such beneficial ownership is publicly announced, such additional beneficial ownership shall constitute a Change in Control;

(ii)         the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Corporate Transaction”); excluding, however, a Corporate Transaction pursuant to which (A) all or substantially all of the individuals or entities who are the beneficial owners, respectively, of the Outstanding Common Shares and the Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 50% of, respectively, the outstanding shares of common stock, and the combined voting power of the outstanding securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or indirectly) in substantially the same proportions relative to each other as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Common Shares and the Outstanding Voting Securities, as the case may be, (B) no Person (other than: the Company; any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; the corporation resulting from such Corporate Transaction; and any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, 50% or more of the Outstanding Common Shares or the Outstanding Voting Securities, as the case may be) will beneficially own, directly or indirectly, 50% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors, and (C) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

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(iii)        the consummation of a plan of complete liquidation or dissolution of the Company.

3.9           No Right of Participation, Employment or Service. Unless otherwise set forth in an award agreement, employment agreement or any other agreement between the Company and a participant, no person shall have any right to participate in this Plan. Neither this Plan nor any award made hereunder shall confer upon any person any right to continued employment by or service with the Company, any Subsidiary or any affiliate of the Company or affect in any manner the right of the Company, any Subsidiary or any affiliate of the Company to terminate the employment or service of any person at any time without liability hereunder. Further, participation in the Plan is voluntary.

3.10         Rights as Shareholder. No person shall have any right as a shareholder of the Company with respect to any Common Shares or other equity security of the Company which is subject to an award hereunder unless and until such person becomes a shareholder of record with respect to such Common Shares or equity security.

3.11         Designation of Beneficiary. The Committee may permit the holder of an award to file with the Company a written designation of one or more persons as such holder’s beneficiary or beneficiaries (both primary and contingent) in the event of the holder’s death or incapacity. To the extent an outstanding Stock Option granted hereunder is exercisable, such beneficiary or beneficiaries shall be entitled to exercise such Stock Option pursuant to procedures prescribed by the Company. Each beneficiary designation shall become effective only when filed in writing with the Company during the holder’s lifetime on a form prescribed by the Company. The spouse of a married holder domiciled in a community property jurisdiction shall join in any designation of a beneficiary other than such spouse. The filing with the Company of a new beneficiary designation shall cancel all previously filed beneficiary designations. If a holder fails to designate a beneficiary, or if all designated beneficiaries of a holder predecease the holder, then each outstanding award held by such holder, to the extent vested or exercisable, shall be payable to or may be exercised by such holder’s executor, administrator, legal representative or similar person.

3.12         Governing Law. This Plan, each award hereunder and the related Agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or applicable federal law, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

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3.13         Foreign Employees. Without amending this Plan, the Committee may grant awards to eligible persons who are foreign nationals and/or reside outside the U.S. on such terms and conditions different from those specified in this Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of this Plan and, in furtherance of such purposes the Committee may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company or its Subsidiaries operates or has employees.

3.14         Awards Subject to Clawback. The awards granted under this Plan and any cash payment or Common Shares delivered pursuant to an award are subject to forfeiture, recovery by the Company or other action pursuant to the applicable Agreement or any clawback or recoupment policy which the Company may adopt from time to time, including without limitation any such policy which the Company may be required to adopt under the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder, or as otherwise required by law.

3.15         Section 409A of the Code. It is intended that Awards under the Plan either be excluded from or comply with the requirements of Section 409A of the Code, and the guidance and regulations issued thereunder and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and Awards shall be structured consistent with such intent. In the event that any Award is subject to but fails to comply with Section 409A of the Code, the Committee may revise the terms of the grant to correct such noncompliance to the extent permitted under any guidance, procedure or other method promulgated by the Internal Revenue Service now or in the future or otherwise available that provides for such correction as a means to avoid or mitigate any taxes, interest or penalties that would otherwise be incurred by a participant on account of such noncompliance; provided, however, that in no event whatsoever shall the Company or any Subsidiary be liable for any additional tax, interest or penalty imposed upon or other detriment suffered by a participant under Section 409A of the Code or damages for failing to comply with Section 409A of the Code.

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